NEW ADDITION TO INTERNATIONAL POWER GROUP BOARD OF DIRECTORS

Celebration, Florida November 6, 2007 (Business Wire) - International Power Group, Ltd. (OTCBB: IPWG.OB), announces the appointment of Mr. Sheldon Baer to the company’s Board of Directors.

Mr. Sheldon Baer, age 67, is currently the President of Golden Hands Construction Inc., which he personally founded in 1977. Specializing in construction of medical, commercial and industrial facilities, Golden Hands has been featured in prestigious publications such as the Physician Magazine of the Los Angeles Medical Association and Contract Magazine.

Mr. Peter Toscano, President/CEO of International Power Group stated, “We are delighted to have Mr. Baer join IPWG’s Board of Directors; Mr. Baer’s successful business experience in the construction industry will be of extreme value in the development of our plants”.

About International Power Group, Ltd.

International Power Group, Ltd. is dedicated to providing multifaceted alternative energy solutions in a sustainable and environmentally friendly manner. Through its subsidiaries, strategically placed around the world, and its strategic partnerships, the Company intends to provide turnkey solutions for waste disposal and electricity and potable water production. The Company intends to establish waste-to-energy facilities to convert commercial, hazardous, organic and toxic wastes into saleable electricity and potable water. IPWG believes it is uniquely positioned to produce revenue from the in processing of waste and the out-processing of electricity and drinking water, while addressing the growing need for "green" sources of energy.

CONTACT:

International Power Group, Ltd.

Peter Toscano – Tel. 407-566-0318

Chief Executive Officer

For more information about the company, visit our website: http://www.international-power.com

FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties.  For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-KSB, as amended, for the most recently ended fiscal year.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions.  These forward- looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, quotation on the OTC Bulletin Board and statements regarding the Company's mission and vision.  The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.